Exhibit 99.3

JOINT FILERS’ SIGNATURES

INSIGHT VENTURE PARTNERS (CAYMAN) VIII, L.P.

By: Insight Venture Associates VIII, L.P., its general partner
By: Insight Venture Associates VIII, Ltd., its general partner

By:	/s/ Blair Flicker
Name: Blair Flicker
Title: Authorized Signatory

INSIGHT VENTURE PARTNERS (DELAWARE) VIII, L.P.

By: Insight Venture Associates VIII, L.P., its general partner
By: Insight Venture Associates VIII, Ltd., its general partner

By:	/s/ Blair Flicker
Name: Blair Flicker
Title: Authorized Signatory

INSIGHT VENTURE PARTNERS VIII (CO-INVESTORS), L.P.

By: Insight Venture Associates VIII, L.P., its general partner
By: Insight Venture Associates VIII, Ltd., its general partner

By:	/s/ Blair Flicker
Name: Blair Flicker
Title: Authorized Signatory

INSIGHT VENTURE PARTNERS COINVESTMENT FUND III, L.P.

By: Insight Venture Associates Coinvestment III, L.P., its general partner
By: Insight Venture Associates Coinvestment III, Ltd., its general partner

By:	/s/ Blair Flicker
Name: Blair Flicker
Title: Authorized Signatory

INSIGHT VENTURE PARTNERS COINVESTMENT FUND (DELAWARE) III, L.P.

By: Insight Venture Associates Coinvestment III, L.P., its general partner
By: Insight Venture Associates Coinvestment III, Ltd., its general partner

By:	/s/ Blair Flicker
Name: Blair Flicker
Title: Authorized Signatory

INSIGHT VENTURE ASSOCIATES VIII, L.P.

By: Insight Venture Associates VIII, Ltd., its general partner

By:	/s/ Blair Flicker
Name: Blair Flicker
Title: Authorized Signatory

INSIGHT VENTURE ASSOCIATES VIII, LTD.

By:	/s/ Blair Flicker
Name: Blair Flicker
Title: Authorized Signatory

INSIGHT HOLDINGS GROUP, LLC

By:	/s/ Blair Flicker
Name: Blair Flicker
Title: Authorized Signatory